Registration No. 333-104206

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0783182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9555 Maroon Circle, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

CSG Systems International, Inc.

2001 Stock Incentive Plan

(Full title of the plan)

Joseph T. Ruble, Executive Vice President and General Counsel

CSG Systems International, Inc.

9555 Maroon Circle, Englewood, CO 80112

(Name and address of agent for service)

(303) 796-2850

(Telephone number, including area code, of agent for service)

Copy to:

Howard J. Kaslow

8712 West Dodge Road, Suite 300

Omaha, NE 68114-3419

Removal of Shares from Registration

This Registration Statement was originally filed on April 1, 2003, and covered 500,000 shares of the Common Stock, par value $0.01 per share, of the registrant (the “Common Stock”) issuable under the 2001 Stock Incentive Plan of the Registrant (the “2001 Plan”).

The 2001 Plan terminated on December 31, 2010, and all unexercised stock options then outstanding have expired. 952 shares of Common Stock authorized for issuance under the 2001 Plan have not been issued and no longer are issuable under the 2001 Plan.

The registrant hereby removes from registration such 952 shares not issued under the 2001 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 14, 2012.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan
Peter E. Kalan, President and Chief
Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Donald B. Reed	Chairman of the Board and	November 14, 2012
Donald B. Reed	Director

/s/ Peter E. Kalan	President, Chief Executive	November 14, 2012
Peter E. Kalan	Officer, and Director (Principal Executive Officer)

/s/ Randy R. Wiese	Executive Vice President,	November 14, 2012
Randy R. Wiese	Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald H. Cooper	Director	November 14, 2012
Ronald H. Cooper

/s/ Janice I. Obuchowski	Director	November 14, 2012
Janice I. Obuchowski

/s/ James A. Unruh	Director	November 14, 2012
James A. Unruh

/s/ Frank V. Sica	Director	November 14, 2012
Frank V. Sica

/s/ Donald V. Smith	Director	November 14, 2012
Donald V. Smith

/s/ John L.M. Hughes	Director	November 14, 2012
John L.M. Hughes

/s/ Bernard W. Reznicek	Director	November 14, 2012
Bernard W. Reznicek